                                                                    EXHIBIT 99.1


                   [AUTOMOTIVE COMPONENTS HOLDINGS, LLC LOGO]


NEWS

CONTACT:        Della DiPietro            Eric Mitchell
                c:  313-585-2481          o:  313-845-3302
                o:  313-206-2101
                ddipietr@ford.com         emitch15@ford.com


AUTOMOTIVE COMPONENTS HOLDINGS, LLC BEGINS OPERATIONS AFTER VISTEON TRANSFERS 23 FACILITIES


o Ford Motor Company closes transaction with Visteon; transfer of 17 plants and 6 facilities is complete.

o Automotive Components Holdings, LLC -- a Ford-managed, temporary business entity -- is open for business.

o Automotive Components Holdings will prepare most of the acquired businesses for sale, while protecting Ford Motor Company's supply of critical components.

DEARBORN, Mich., October 1, 2005 - Automotive Components Holdings, LLC began operations today after assuming control of 17 plants and six other facilities in the U.S. and Mexico from Visteon Corporation.

Automotive Components Holdings -- a temporary business managed by Ford Motor Company -- is being created to protect the flow of critical parts and components in the near-term, and over time improve Ford's sourcing flexibility. Its mission is to prepare most of the acquired businesses for sale to companies with the capital and expertise to supply Ford with high-quality components and systems at competitive prices.



Go to http://media.ford.com for news releases and high-resolution photographs.

The formation of Automotive Components Holdings is an essential part of Ford North America's strategy to accelerate its restructuring, improve its cost structure and boost profitability.

"Given our business conditions, we believe this is the best strategy to protect the flow of parts to Ford and, longer term, to help address Ford's material costs by preparing most of these facilities for sale as efficient, high-performing business units," said Al Ver, Ford vice president and chief executive and chief operating officer, Automotive Components Holdings, LLC. "We have assembled a team of seasoned veterans with proven track records to reshape and rebuild these businesses for sale to buyers who can take them forward."

ACH will have no employees of its own in the U.S. About 5,000 Visteon salaried employees, located mostly at facilities that are part of the transfer, will initially be leased from Visteon and work directly with ACH. About 80 Ford salaried employees have been assigned to the new company, along with some 18,000 Ford UAW hourly employees who work in the former Visteon facilities. Ford is expected to implement 5,000 buyouts over time for UAW employees at ACH facilities.

The three Mexican affiliates of ACH will employ about 1,850 hourly and salaried personnel.

Automotive Components Holdings, LLC begins operations under financial arrangements announced on May 25 as part of the Memorandum of Understanding. Its financial information will be consolidated into Ford Motor Company quarterly financial reports.

                                       ###



Go to http://media.ford.com for news releases and high-resolution photographs.

AUTOMOTIVE COMPONENTS HOLDINGS, LLC

Plants - 17
Other facilities - 6

PLANTS

Autovidrio Plant - Mexico - glass
Chesterfield Plant - Chesterfield Twp, MI - seating foam
El Jarudo Plant - Mexico - powertrain
Indianapolis Plant - Indianapolis, IN - steering components
Kansas City Plant - Kansas City, MO - IP/lamp final assembly/sequencing Lamosa Plants I & II - Mexico - chassis
Milan Plant - Milan, MI - powertrain
Monroe Plant - Monroe, MI - chassis
Nashville Glass Plant - Nashville, TN - glass
Rawsonville Plant - Ypsilanti, MI - powertrain & Rawsonville GTC
Saline Plant - Saline, MI - interiors
Sandusky Plant - Sandusky, OH - lighting/air induction/fuel vapor storage Sheldon Road Plant - Plymouth, MI - climate control
Sterling Plants I & II - Sterling Heights, MI - chassis & Sterling Test Labs Tulsa Glass Plant - Tulsa, OK - glass
Utica Plant - Shelby Twp, MI - interiors, exteriors
Ypsilanti Plant - Ypsilanti, MI - chassis

RESEARCH, TESTING AND OTHER FACILITIES

Bellevue Site - Bellevue, OH - aftermarket parts assembly & distribution Carlite Warehouse - Lebanon, TN - glass distribution center
Commerce Park S. - Bldg D - Dearborn, MI - chassis engineering/glass lab Glass Systems Main Office - Allen Park, MI - glass
Product Assurance Center - Dearborn, MI - R & D, testing
Technical Center-Dearborn, MI - research & product development

                                       ###
October 1, 2005




Go to http://media.ford.com for news releases and high-resolution photographs.